SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 8, 2006

LEXINGTON CORPORATE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___     Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Merger Agreement

On September 11, 2006, Lexington Corporate Properties Trust, a Maryland real estate investment trust (“Lexington”) and Newkirk Realty Trust, Inc. (“NRT”), entered into Amendment No. 1 (“Amendment No. 1”) to the Agreement and Plan of Merger dated as of July 23, 2006 (the “Merger Agreement”) to provide for, among other matters, the extension of the outside date on which the merger of NRT with and into Lexington can occur from January 31, 2007 to March 31, 2007. A copy of Amendment No. 1 is filed as Exhibit 10.1 hereto and is incorporated by reference into this report.

Special Committee Compensation

On September 8, 2006, the board of trustees of Lexington approved, for those independent trustees serving on the special committee formed in connection with the merger contemplated by the Merger Agreement, a special retainer of $35,000 plus an additional $15,000 for the chairman of the special committee.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change of Fiscal Year.

On September 8, 2006, the board of trustees of Lexington approved the amendment and restatement of the By-Laws of Lexington to:

▪	provide that a meeting of shareholders of Lexington may be adjourned by a majority of the votes cast at such meeting;

▪	opt out of the Maryland Control Share Acquisition Act;

▪

provide descriptions of the duties of executive officers of Lexington, including a chief executive officer, chief operating officer, chief financial officer, chief information officer and chief accounting officer;

▪	eliminate minimum requirements regarding the number of trustees serving on the Lexington board of trustees other than as required by Maryland law; and

▪	revise certain other provisions that are not material.

A copy of the amendment and restatement of the By-Laws (the “Amended and Restated By-Laws”) is filed as Exhibit 3.1 hereto, and is incorporated by reference into this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Amendment No. 1
3.1	Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of September, 2006.

LEXINGTON CORPORATE PROPERTIES TRUST

By:	/s/ Patrick Carroll

Patrick Carroll

Chief Financial Officer

Exhibit Index

2.1	Amendment No. 1
3.1	Amended and Restated By-Laws.